                                                                    Exhibit 4.17


                          FORM OF SUBSIDIARY GUARANTEE


                 SUBSIDIARY GUARANTEE, dated as of _____ __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee"), by each of the corporations that are signatories hereto and by each of the Persons that may from time to time become signatories hereto (collectively the "Guarantors"; individually, a "Guarantor") in favor of The Huntington National Bank, a national banking association, as collateral agent (in such capacity and together with any successors in such capacity, the "Collateral Agent") under the Indenture described below.


                             W I T N E S S E T H :


                 WHEREAS, NS Group, Inc., a Kentucky corporation (the "Company"), is offering (the "Offering") $125,000,000 aggregate principal amount of __ % Senior Secured Notes due 2003 (the "Securities");

                 WHEREAS, the Company is party to an Indenture dated an even date herewith between the Company and the Collateral Agent in its capacity as trustee (in such capacity, the "Trustee") thereunder (as amended, supplemented or otherwise modified from time to time, the "Indenture");

                 WHEREAS, the Guarantors are subsidiaries of the Company;

                 WHEREAS, the Company and the Guarantors engage in related businesses and each Guarantor will derive substantial direct and indirect benefit from the Offering;

                 WHEREAS, the completion of the Offering is conditioned upon, among other things, the execution and delivery by the Guarantors of this Subsidiary Guarantee;

                 NOW, THEREFORE, in consideration of the premises and to induce the Trustee to enter into the Indenture, the Guarantors hereby agree with and for the benefit of the Trustee as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

                 "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

                 "Obligations" means the collective reference to the unpaid principal of and interest (and premium, if any) on the Securities and all other obligations and liabilities of the Company with respect to the Securities (including, without limitation, interest accruing at the then applicable rate provided in the Securities after the maturity of the Securities and interest accruing at the then applicable rate provided in the Securities after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and, to the extent permitted by law, interest accruing on unpaid interest), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Security Documents, the Securities or any other document made, delivered or given in connection therewith, whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee or the Collateral Agent or to the Holders that are required to be paid by the Company or the Guarantor pursuant to the terms of the Indenture, this Agreement or the other Security Documents).

                 "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Subsidiary Guarantee shall refer to this Subsidiary Guarantee as a whole and not to any particular provision of this Subsidiary Guarantee, and section and paragraph references are to this Subsidiary Guarantee unless otherwise specified.

         (c) All references to the Collateral Agent shall be deemed to include a reference to the Trustee, and the reverse thereof shall similarly apply.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Guarantee. (a) Subject to the provisions of paragraph 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Holders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) Anything herein or in any other Security Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Security Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

         (c) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Collateral Agent or any Holder pursuant to
Section 9.7 of the Indenture in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Subsidiary Guarantee. This Subsidiary Guarantee shall remain in full force and effect until the Obligations are paid in full.

         (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Subsidiary Guarantee or affecting the rights and remedies of the Collateral Agent or any Holder hereunder.

         (e) No payment or payments made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Trustee or the Collateral Agent from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full.

         (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Trustee or the Collateral Agent on account of its liability hereunder, it will notify the Collateral Agent in writing that such payment is made under this Subsidiary Guarantee for such purpose.

         3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment in an amount pro rata based on the net assets of each Guarantor, determined in accordance with GAAP. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Trustee, the Collateral Agent and the Holders, and each Guarantor shall remain liable to the Trustee, the Collateral Agent and the Holders for the full amount guaranteed by such Guarantor hereunder.

         4. Right of Set-off. Upon the occurrence of any Event of Default, each Guarantor hereby irrevocably authorizes each Holder at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Holder to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Holder may elect, against and on account of the obligations and liabilities of such Guarantor to such Holder hereunder and claims of every nature and description of such Holder against such Guarantor, in any currency, whether arising hereunder, under the Indenture, the Securities, any Security Documents or otherwise, as such Holder may elect, whether or not the Trustee, the Collateral Agent or any Holder has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent and each Holder shall notify such Guarantor promptly of any such set-off and the application made by the Collateral Agent or such Holder, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and each Holder under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Holder may have.

         5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Holder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee, the Collateral Agent or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee, the Collateral Agent and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such

Guarantor in trust for the Trustee, the Collateral Agent and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

         6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Collateral Agent or any Holder may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Holder, and the Indenture, the Securities and the other Security Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Trustee, the Collateral Agent (or the Holders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Holder for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Holder shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Subsidiary Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Collateral Agent or any Holder may, but shall be under no obligation to, make a similar demand on the Company or any other Guarantor or guarantor, and any failure by the Collateral Agent or any Holder to make any such demand or to collect any payments from the Company or any such other Guarantor or guarantor or any release of the Company or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any Holder against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent or any Holder upon this Subsidiary Guarantee or acceptance of this Subsidiary Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Subsidiary Guarantee; and all dealings between the Company and any of the Guarantors, on the one hand, and the Collateral Agent and the Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Subsidiary Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Subsidiary Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Indenture, any Security or any other Security Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Holder, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Collateral Agent or any Holder, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under this Subsidiary Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent and any Holder may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Holder to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent and the Holders against such Guarantor.

         8. Reinstatement. This Subsidiary Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set- off or counterclaim in U.S. Dollars at the office of the Collateral Agent located at Huntington National Bank, Trust Department, 41 S. High Street, Columbus, Ohio 43215.

         10. Representations and Warranties. Each Guarantor hereby represents and warrants that:

         (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

         (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Subsidiary Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Subsidiary Guarantee;

         (c) this Subsidiary Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

         (d) the execution, delivery and performance of this Subsidiary Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

         (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Subsidiary Guarantee, except for Imperial Adhesives, Inc., such consent as is required from the Fifth Third Bank, as Trustee and Bondholder of the $3,000,000 Economic Development Bond issued by the County of Hamilton, Ohio for the benefit of Imperial Adhesives, Inc., and for Newport Steel Corporation, such agreement as is required with the City of Dayton, Kentucky, in order to subordinate its security interests in connection with the note in the original principal amount of $7,800,000 dated as of January 29, 1985;

         (f) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues (1) with respect to this Subsidiary Guarantee or any of the transactions contemplated hereby, (2) which could have a material adverse effect on the business, operations, property or financial or other condition of such Guarantor;

         (g) it has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien of any nature whatsoever except such as are permitted pursuant to the Indenture;

         (h) it has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any the amount, applicability or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Guarantor); no tax Lien has been filed, and, to the knowledge of such Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge; and

         (i) The balance sheets of such Guarantor as at September 24, 1994 and September 25, 1993 and the related statements of income and of cash flows for the fiscal years ended on each such date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Collateral Agent, are complete and correct and present fairly the financial condition of such Guarantor as at such dates, and the results of its operations and its cash flow for the fiscal years then ended. The unaudited balance sheet of such Guarantor as at December __, 1994 and the related unaudited statement of income and of cash flow for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Collateral Agent, are complete and correct and present fairly the financial condition of such Guarantor as at such date, and the results of its operations and its cash flow for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). At the date of the most recent balance sheet referred to above, such Guarantor had no material contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. During the period from December __, 1994, to and including the date hereof there has been no sale, transfer or other disposition by such Guarantor of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of such Guarantor at December __, 1994.

         11. Authority of Collateral Agent. Each Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this Subsidiary Guarantee with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Subsidiary Guarantee shall, as between the Collateral Agent and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and such Guarantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         12. Termination of this Agreement. (a) Notwithstanding any other provision of this Agreement, this Agreement shall terminate upon the satisfaction, discharge or avoidance of the Obligations pursuant to the terms of this Agreement and the Indenture.

        (b) If any Guarantor ceases to be a Subsidiary of the Company pursuant to Article VI of the Indenture and subject to the satisfaction of the terms and conditions of the Indenture in general and Article VI in particular, such Guarantor shall be released from all of its share of the Obligations, and this Agreement shall terminate with respect to such Guarantor.

         13. Effectiveness of Addendum. Upon execution of an Addendum (the form of which is attached hereto as Exhibit A) by a future Subsidiary of the Company, such Subsidiary shall be deemed to be a signatory to this Subsidiary Guarantee and such Subsidiary shall be deemed to have all the rights and obligations of a Guarantor as set forth in this Subsidiary Guarantee.

         14. Notices. All notices, requests and demands to or upon the Collateral Agent, any Holder or any Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

         (a) if to the Collateral Agent, at its address or transmission number for notices provided in subsection 1.5 of the Indenture; and

         (b) if to the Holders, by the means described in Section 1.6 of the Indenture; and

         (c) if to any Guarantor, at its address or transmission number for notices set forth under its signature below or, with respect to future Subsidiaries, in any addendum hereto.

         The Collateral Agent and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

         15. Counterparts. This Subsidiary Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Subsidiary Guarantee signed by all the Guarantors shall be lodged with the Collateral Agent.

         16. Severability. Any provision of this Subsidiary Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17. Integration. This Subsidiary Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Collateral Agent or any Holder relative to the subject matter hereof not reflected herein.

         18. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Subsidiary Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed in a manner pursuant to Article XI of the Indenture or any other provision thereof; provided, that any provision of this Subsidiary Guarantee may be waived by the Collateral Agent and the Holders in a letter or agreement executed by the Collateral Agent.

         (b) Neither the Collateral Agent nor any Holder shall by any act (except by a written instrument pursuant to paragraph 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Holder would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         19. Section Headings. The section headings used in this Subsidiary Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         20. Successors and Assigns. This Subsidiary Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Collateral Agent and the Holders and their successors and assigns.

         21. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         22. Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:


                 (1) submits for itself and its property in any legal action or proceeding relating to this Subsidiary Guarantee to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (2) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (3) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth below its signature line or at such other address of which the Collateral Agent shall have been notified pursuant hereto;

                 (4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (5) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                 IN WITNESS WHEREOF, each of the undersigned has caused this Subsidiary Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

ERLANGER TUBULAR CORPORATION                  IMPERIAL ADHESIVES, INC.


By:                                           By:
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Title:                                        Title:
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Federal Employer Identification               Federal Employer Identification
Number:  73-1281150                           Number:  31-1070331

Address for Notices:                          Address for Notices:

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Fax:  (  )                                    Fax:  (  )
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KOPPEL STEEL CORPORATION                       NEWPORT STEEL CORPORATION


By:                                            By:
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Title:                                         Title:
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Federal Employer Identification                Federal Employer Identification
Number:  25-1635833                            Number:  61-1116686

Address for Notices:                           Address for Notices:

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Fax:  (  )                                     Fax:  (  )
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NORTHERN KENTUCKY AIR, INC.                NORTHERN KENTUCKY MANAGEMENT,
                                            INC.

By:                                        By:
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Title:                                     Title:
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Federal Employer Identification            Federal Employer Identification
Number:  62-1208414                        Number:  61-1014963

Address for Notices:                       Address for Notices:

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Fax:  (  )                                 Fax:  (  )
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ACKNOWLEDGED AND ACCEPTED BY:

THE HUNTINGTON NATIONAL BANK


By:
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Title:
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                                    ADDENDUM

                 The undersigned, by its signature below, hereby agrees to be bound by all of the terms and provisions of the Subsidiary Guarantee, dated as of ________ __, 1995 (the "Subsidiary Guarantee"), executed by each of the Subsidiaries of NS Group, Inc. in favor of The Huntington National Bank, a national banking association, as collateral agent under the Indenture dated as of _______ __, 1995, as if the undersigned had been an original signatory to the Subsidiary Guarantee.
                                             [Name of Subsidiary]

                                             By:
                                                -------------------------------
                                                     Name:
                                                     Title:


                                                     [Federal Employer I.D. #]

                                                     [Address]